UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2010

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
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(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, World Financial Center New York, New York	10285
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(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 640-2000

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

American Express Company (the "Company") is hereby furnishing below owned and managed basis delinquency and write-off statistics for the lending portfolio of its U.S. Card Services ("USCS") operating segment for the months ended October 31, November 30 and December 31, 2009, and the three months ended December 31, 2009.  As previously stated in its reports filed with the Securities and Exchange Commission (the "Commission"), the Company believes that its managed basis presentation provides the Company's investors with a more comprehensive portrayal of the key dynamics of the Company's U.S. cardmember lending business over time.

American Express Company
U.S. Card Services
Delinquency and Write-off Statistics

As of and for the months ended October 31, November 30 and December 31, 2009 and the three months ended December 31, 2009

(Billions, except percentages)

				(Preliminary)
				Three months
			(Preliminary)	ended
	Oct. 31,	Nov. 30,	Dec. 31,	Dec. 31,
	2009	2009	2009	2009
Cardmember lending – owned basis (A):
Total Loans	$22.1	$22.4	$23.5	$23.5
30 days past due loans as a % of total	4.1%	3.9%	3.7%	3.7%
Average loans	$22.4	$22.3	$23.0	$22.7
Net write-off rate	8.6%	8.1%	7.4%	8.0%

Cardmember lending – managed basis (B):
Total Loans	$51.2	$51.5	$52.6	$52.6
30 days past due loans as a % of total	4.1%	3.9%	3.7%	3.7%
Average loans	$51.6	$51.4	$52.0	$51.8
Net write-off rate	7.8%	7.6%	7.1%	7.5%

(A)	"Owned," a GAAP basis measurement, reflects only cardmember loans included in the Company's consolidated balance sheets.

(B)
The managed basis presentation assumes that there have been no off-balance sheet securitization transactions, i.e., all securitized cardmember loans and related income effects are reflected as if they were in the Company's balance sheets and income statements, respectively.  The difference between the "owned basis" (GAAP) information and "managed basis" information is attributable to the effects of securitization activities.  The Company presents U.S. Card Services information on a managed basis because that is the way the Company's management views and manages the business.  Management believes that a full picture of trends in the Company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans and that use of a managed basis presentation presents a more comprehensive portrayal of the key dynamics of the cardmember lending business over time.

The statistics presented above provide information that is additional to the data reported by the American Express Credit Account Master Trust (the "Lending Trust") in its monthly Form 10-D report filed with the Commission.  The loans that have been securitized through the off-balance sheet Lending Trust do not possess identical characteristics with those of the total (i.e., managed) portfolio of USCS loans, which reflects the aggregate of securitized and owned loans.  Thus, the reported credit performance of the Lending Trust may, on a month-to-month basis, be better or worse than the credit performance of the managed portfolio.  Reported differences may arise as a result of, among other things, differences in the mix and vintage of loans between the Lending Trust and the managed portfolio (including, among other things, the larger proportion of small business loans in the owned portfolio), the number of days in the reporting period covered by the Form 10-D being filed by the Lending Trust, the use of end-of-period principal loan balances to calculate write-off statistics in the Lending Trust compared to the use of average loan balances over the reporting period used in the managed statistics, as well as other mechanics of the calculation for the owned net write-off rate, which is impacted by the additions, issuances and maturities relating to the securitization trust within a particular period.  In addition, the reporting period for the managed portfolio is based on a calendar month, as compared to the reporting period covered by the Form 10-D reports for the Lending Trust, which is generally based on a monthly period beginning on or around the 25th day of each calendar month.

Set forth below is certain information regarding the credit performance of the Lending Trust for its three most recent monthly reporting periods, as reported in its Form 10-D report filed with respect to each such period.

American Express Credit Account Master Trust

(Billions, except percentages)

	Sept. 25, 2009	Oct. 26, 2009	Nov. 25, 2009
	through	through	through
	Oct. 25, 2009	Nov. 24, 2009	Dec. 24, 2009

Ending total principal balance	$34.6	$34.3	$35.5
Defaulted amount, net of recoveries	$0.2	$0.2	$0.2
Annualized default rate, net of recoveries	7.4%	7.5%	6.9%
Total 30+ days delinquent	$1.5	$1.4	$1.4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY (REGISTRANT)

By: /s/ Carol V. Schwartz
Name: Carol V. Schwartz Title: Secretary

Date:  January 15, 2010